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                                                                      EXHIBIT 23

                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-02717) pertaining to the Vencor, Inc. 1987 Incentive Compensation Plan; the Registration Statement (Form S-8 No. 333-40737) pertaining to the Ventas, Inc. 2000 Incentive Compensation Plan; the Registration Statement (Form S-8 No. 33-34191) pertaining to the Vencor, Inc. 1987 Stock Option Plan for Non-Employee Directors; the Registration Statement (Form S-8 No. 333-40735) pertaining to the Ventas, Inc. 2000 Stock Option Plan for Directors; the Registration Statement (Form S-8 No. 333-25519) pertaining to the TheraTx, Inc. 1996 Stock Option/Stock Issuance Plan; the Registration Statement (Form S-8 No. 333-61552) pertaining to the Ventas, Inc. Common Stock Purchase Plan for Directors; the Registration Statement (Form S-3 No. 333-65642) pertaining to the Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan; the Registration Statement (Form S-3 No. 333-101598) pertaining to the Underwritten Offering of Common Stock; the Shelf Registration Statement (Form S-3 No. 333-90756) pertaining to Ventas, Inc. and subsidiaries; and the Registration Statement (Form S-8 No. 333-97251) pertaining to the Ventas, Inc. 2000 Incentive Compensation Plan, of our report dated February 7, 2003, with respect to the consolidated financial statements and schedule of Ventas, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                     /s/ Ernst & Young LLP



Chicago, Illinois
February 25, 2003